SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 19, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact name of registrant as specified in its charter)

Maryland	1-6622	53-0261100
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland	20852
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On May 16, 2006, Washington Real Estate Investment Trust (“WRIT”) acquired Montrose Shopping Center and Randolph Shopping Center for $50.3 million. The properties are two mixed-use retail centers totaling 227,276 square feet in Rockville, Maryland. The purchase was funded with borrowings of $28.0 million on WRIT’s line of credit facility No. 1 and $22.5 million on WRIT’s line of credit facility No. 2.

During the period from January 1, 2006 to May 16, 2006, WRIT purchased seven real estate properties, including the Montrose and Randolph Shopping Centers, which individually are insignificant, as defined in Regulation S-X, but in the aggregate constitute a “significant amount of assets” as defined in Regulation S-X. When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties. Randolph and Montrose Shopping Centers, purchased on May 16, 2006, Alexandria Professional Center, purchased on April 11, 2006, 9707 Medical Center Drive, purchased on April 13, 2006 and 15001 Shady Grove Road, purchased on April 19, 2006 constitute a “substantial majority” of the assets acquired by WRIT through the period ended May 16, 2006 as defined in the Regulation.

This amendment is being filed to add the 9707 Medical Center Drive and 15001 Shady Grove Road properties to the group of properties constituting the “substantial majority” and for which financial statements will be filed.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The required financial statements for a substantial majority of the acquired properties will be filed by amendment hereto no later than seventy-one days after the date this report was initially filed.

(b) Pro Forma Financial Information

The required pro forma financial information for a substantial majority of the acquired properties will be filed by amendment hereto no later than seventy-one days after the date this report was initially filed.

(c) Exhibits – Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST
(Registrant)

By:	/s/ Laura M. Franklin
(Signature)
Laura M. Franklin
Senior Vice President Accounting,
Administration and Corporate Secretary

        June 7, 2006

            (Date)